Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

to Tender Units of Beneficial Interest

in

Hugoton Royalty Trust

at

$0.20 Net Per Unit

Pursuant to the Offer to Purchase Dated April 1, 2020

by

XTO Energy Inc.

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT ONE MINUTE AFTER 11:59 PM NEW YORK CITY TIME, AT THE END OF THE DAY ON TUESDAY, APRIL 28, 2020, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if the certificates for units of beneficial interest (the “Units”), in Hugoton Royalty Trust, a Texas express trust (the “Trust”), and any other documents required by the Letter of Transmittal (as defined below) cannot be delivered to Computershare Trust Company, N.A., the depositary for the Offer (the “Depositary”), or the procedure for delivery by book-entry transfer cannot be completed, in each case prior to the expiration of the Offer. Such form may be delivered by email or mail to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

COMPUTERSHARE TRUST COMPANY, N.A.

By Mail:	By Hand or Overnight Courier:
Computershare Trust Company, N.A. Attn: Voluntary Corporate Actions P.O. Box 43011 Providence, Rhode Island 02940-3011	Computershare Trust Company, N.A. Attn: Voluntary Corporate Actions 150 Royall Street, Suite V Canton, Massachusetts 02021

By email:

(For Eligible Institutions Only)

canoticeofguarantee@computershare.com

This email address can only be used for delivery of this Notice of Guaranteed Delivery.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR EMAIL ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal. Do not send unit certificates with this notice. Unit certificates should be sent with your Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to XTO Energy Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated April 1, 2020 (as it may be amended or supplemented from time to time, the “Offer to Purchase”) and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, units of beneficial interest in Hugoton Royalty Trust, a Texas express trust, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Units and Certificate Numbers (if available)	SIGN HERE
Signature(s)

(Name(s)) (Please Print)
(Addresses)

If delivery will be by book-entry transfer:
Name of Tendering Institution	(Zip Code)
Account Number	(Area Code and Telephone Number)

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Inc. Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), guarantees (i) that the above named person(s) “own(s)” the Units tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (ii) that such tender of Units complies with Rule 14e-4 and (iii) the delivery to the Depositary of the certificates for all such tendered Units (or a confirmation of a book-entry transfer of such Units into the Depositary’s account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase) in the case of a book-entry delivery), together with a properly completed and duly executed Letter of Transmittal and with any required signature guarantee (or, in the case of Units held of record in book-entry form by a clearing corporation as nominee, an Agent’s Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal) and any other required documents, all within two trading days of the date hereof. For the purpose of the foregoing, a trading day is any day on which the OTCQX is open for business. Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via The Depositary Trust Company’s PTOP platform.

(Name of Firm)
(Address)
(Zip Code)
(Authorized Signature)
(Name) (Please Print)
(Area Code and Telephone Number)

Dated:

DO NOT SEND CERTIFICATES FOR UNITS WITH THIS NOTICE.

CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.